UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2022

EARGO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39616	27-3879804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 North First Street, Suite 300 San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 351-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.0001 par value per share	EAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, on October 12, 2022, at the annual meeting of stockholders (the “Annual Meeting”) of Eargo, Inc. (the “Company”), the stockholders of the company approved a proposal recommended by the Company’s board of directors to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 300,000,000 to 450,000,000 (the “Share Increase Amendment”). On October 13, 2022, the Share Increase Amendment was filed with the Secretary of State of the State of Delaware.

A copy of the as-filed Share Increase Amendment is attached hereto at Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on October 12, 2022. A total of 31,486,533 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 79.89% of the Company’s common stock entitled to vote as of the September 6, 2022 record date (the “Record Date”). The following is a brief description of each matter voted upon at the Annual Meeting and the number of votes cast for, withheld or cast against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.
The election of the director nominee to serve as a Class II director for a three-year term to expire at the 2025 annual meeting of stockholders or until his successor is duly elected. The following Class II director was elected by the votes indicated.

	For	Withheld	Broker Non-Votes
A. Brooke Seawell	23,204,323	2,004,566	6,277,644

2.
The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The selection was ratified by the votes indicated.

For	Against	Abstain
30,759,064	514,798	212,671

3.
The approval, on a non-binding, advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers (“NEOs”). “One year” was approved as the frequency of future advisory votes on NEO compensation by the votes indicated.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
24,136,540	176,725	614,875	280,749	6,277,644

4.
The adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-5 to 1-for-50, such ratio to be determined by the Board of Directors and included in a public announcement. The amendment was adopted as the number of votes “FOR” represented a majority of the shares of our common stock outstanding as of the Record Date.

For	Against	Abstain
29,680,740	1,690,552	115,241

5.
The adoption of the Share Increase Amendment. The Share Increase Amendment was adopted as the number of votes “FOR” represented a majority of the shares of our common stock outstanding as of the Record Date.

For	Against	Abstain	Broker Non-Votes
23,723,677	1,444,064	41,148	6,277,644

6.
The approval, for purposes of complying with Nasdaq Listing Rule 5635, of the issuance of shares of our common stock issuable upon conversion of the senior secured convertible notes issued, or issuable, pursuant to the Note Purchase Agreement, dated June 24, 2022, by and among the Company, PSC Echo, LP and Drivetrain Agency Services, LLC, as administrative agent and collateral agent. The issuance was approved by the votes indicated.

For	Against	Abstain	Broker Non-Votes
23,985,858	1,154,575	68,456	6,277,644

Item 7.01	Regulation FD Disclosure.

A copy of a press release announcing the record date of the Company’s proposed rights offering and related matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Share Increase Amendment.

99.1	Press release dated October 13, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2022	EARGO, INC.

	By:	/s/ Adam Laponis
Adam Laponis
Chief Financial Officer